SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549




                                   FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                               November 4, 2004
                      ---------------------------------
                      (Date of earliest event reported)




                          DELTA PETROLEUM CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



   Colorado                    0-16203                84-1060803
--------------              ----------          --------------------
   (State of                  Commission           (I.R.S. Employer
Incorporation)                File No.           Identification No.)



                  Suite 1400
                  475 17th Street
                  Denver, Colorado                        80202
           -------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code: (303) 293-9133




                                   N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)










ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On November 4, 2004, Delta Petroleum Corporation ("Delta" or the "Company") entered into a Fourth Amendment to Purchase and Sale Agreement among Delta, Edward Mike Davis and certain entities affiliated with Edward Mike Davis (collectively, "Davis"). The Purchase and Sale Agreement was initially dated August 1, 2003. The Fourth Amendment is effective as of October 21, 2004.

     The Fourth Amendment revises certain definitions in the Purchase and Sale Agreement, and causes the sale by Davis of the balance of his back-in working interest and his overriding royalty interest in all of his ownership to the base of the Niobrara formation in the South Tongue interests in Washington County, Colorado. This agreement eliminates all future drilling commitments in Washington County which includes approximately 260,000 acres of leasehold. In addition, Delta acquired 100% working interest with a 70% net revenue interest in the Magers 1-9 well which is a newly drilled well in Colusa County, California. Total consideration was 650,000 shares of the Company's common stock valued at approximately $9.4 million.

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On November 8, 2004, Delta Petroleum Corporation reported its operating results for the quarter ended September 30, 2004. The Press Release is attached hereto as Exhibit 99.1.

ITEM 3.02  Unregistered Sales of Equity Securities.

     On November 4, 2004, we agreed to issue a total of 650,000 shares of our common stock in connection with the execution of the Fourth Amendment to the Purchase and Sale Agreement with Davis described above.

     On November 4, 2004, we also agreed to issue Davis an additional 25,000 shares of our common stock in connection with a letter agreement relating to an area of mutual interest in Elbert County, Colorado. We have agreed to file a registration statement with the Securities and Exchange Commission to register these shares under the Securities Act of 1933, as amended.

     In connection with these transactions we relied on the exemption provided by Section 4(2) of the Securities Act of 1933. We reasonably believe that the investors are "Accredited Investors" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 at the time the transactions occurred. Davis acquired the shares for investment purposes. Restrictive legends were placed on the certificates issued to Davis and stop transfer orders were given to our transfer agent.

ITEM 9.01  Financial Statements and Exhibits.

     The following exhibit is filed herewith electronically:

     Exhibit 10.1     Fourth Amendment to Purchase and Sale
                      Agreement with Edward Mike Davis, et al.







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     The following exhibit is furnished pursuant to Item 2.02, is not be considered "filed" under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and shall not be incorporated by reference into any of Delta Petroleum Corporation's previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

     Exhibit 99.1     Press Release dated November 8, 2004


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)


Date:  November 10, 2004               By:/s/ Kevin K. Nanke
                                          -----------------------------
                                          Kevin K. Nanke, Treasurer
                                          and Chief Financial Officer



















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